Exhibit 99.1

Verano Announces the Opening of MÜV Palatka, the Company’s 55th Florida Location

●	MÜV Palatka is the eighth MÜV dispensary to open in Florida since late June, underscoring the Company’s ongoing retail expansion across the state
●	The dispensary is located at 850 S Moody Rd near Route 19, a busy commercial intersection that sees an average daily traffic count of 9,400 vehicles[1]
●	Verano’s active operations span 13 states, comprised of 109 dispensaries and 13 cultivation and processing facilities with more than 1 million square feet of cultivation capacity

CHICAGO, August 11, 2022 – Verano Holdings Corp. (CSE: VRNO) (OTCQX: VRNOF) (“Verano” or the “Company”), a leading multi-state cannabis company, today announced the grand opening of MÜV Palatka scheduled for Friday, August 12. The Company’s 55th Florida dispensary and 109th nationwide, MÜV Palatka, located at 850 S Moody Rd, Suite 151, will be open Monday through Saturday from 9 a.m. to 7 p.m. and Sunday from 11 a.m. to 5 p.m., local time.

MÜV Palatka is the first MÜV retail location to open in this Northeast Florida city of more than 10,500 residents2. Palatka is also home to one of Verano’s two Florida cultivation and processing facilities, positioning the Company for growth in anticipation of future demand.

“MÜV Palatka adds another convenient location for Northeast Florida patients to access our suite of premium cannabis products while experiencing our patient-centric hospitality,” said John Tipton, President of Verano. “We are excited to continue growing our presence in the Palatka area and look forward to welcoming patients at MÜV Palatka for years to come.”

As a demonstration of Verano’s commitment to provide a convenient and reliable experience for Florida patients, MÜV dispensaries feature online menus for effortless browsing of their extensive, award-winning product selection, including the Company’s signature Verano Reserve flower line. The Company also offers one-on-one virtual and in-store consultations at no cost to the patient, and provides patient-centric concierge services via phone (833-880-5420), email, web chat and text to address patient questions and inquiries. For additional convenience and accessibility, patients can choose to order ahead at muvfl.com or through the MÜV mobile application available in the Google Play and Apple App stores for express in-store pickup.

MÜV’s comprehensive product selection includes edibles, chocolates and lozenges, flower, pre-rolls, an array of vaporizer pens, concentrates, metered-dose inhalers, topicals and oral sprays; along with patented encapsulation formulations in its EnCaps™ capsules, tinctures, 72-hour transdermal patches and transdermal gels.

For more information about MÜV Palatka, visit muvfl.com.

1 Source: FL Dept of Transportation

2 Source: U.S. Census

About Verano

Verano is a leading, vertically integrated, multi-state cannabis operator in the U.S., devoted to the ongoing improvement of communal wellness by providing responsible access to regulated cannabis products. With a mission to address vital health and wellness needs, Verano produces a comprehensive suite of premium, innovative cannabis products sold under its trusted portfolio of consumer brands, including Verano™, Avexia™, Encore™, and MÜV™. Verano’s portfolio encompasses 14 U.S. states, with active operations in 13, including 13 production facilities comprising over 1,000,000 square feet of cultivation capacity. Verano designs, builds, and operates dispensaries under retail brands including Zen Leaf™ and MÜV™, delivering a superior cannabis shopping experience in both medical and adult-use markets. Learn more at www.verano.com.

Contacts:

Media

Verano

Grace Bondy

Manager, Communications

Grace.Bondy@verano.com

Investors

Verano

Julianna Paterra, CFA

Director, Investor Relations

Julianna.Paterra@verano.com

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not representative of historical facts or information or current condition, but instead represent only the Company’s beliefs regarding future events, plans or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “future”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or may contain statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “will continue”, “will occur” or “will be achieved”. Forward-looking statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking statements herein, including, without limitation, the risk factors described in the Company’s Form 10 filed with the U.S. Securities and Exchange Commission at www.sec.gov. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information or forward-looking statements that are contained or referenced herein, except as may be required in accordance with applicable securities laws. All subsequent written and oral forward-looking information and statements attributable to the Company or persons acting on its behalf is expressly qualified in its entirety by this notice regarding forward-looking information and statements.

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